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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated March 3, 2000, February 11, 1998 and January 30, 1998 included in this registration statement on Form S-4, as amended, relating to the financial statements of ENVOY Corporation, Professional Office Services, Inc. and XpiData, Inc., respectively, and to all references to our Firm included in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee
July 26, 2000